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Exhibit 12.1
Computation of Ratios of Earnings to Fixed Charges
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


                                                         YEARS ENDED DECEMBER 31,       THREE MONTHS ENDED MARCH 31,
                                                   -----------------------------------  ----------------------------
                                                     1998          1999         2000        2000         2001
                                                   ---------    ---------    ---------    ---------    ---------
INCOME AVAILABLE FOR FIXED CHARGES
Income before income taxes and minority interest
     and extraordinary items                       $  33,906    $  77,301    $ 118,156    $  32,298    $  28,792
Fixed Charges                                         62,312       52,411       39,802       11,343       12,905
Less capitalized interest                             (1,086)        (115)        (717)         (66)        (123)
Less minority partner preferred equity return         (2,360)      (2,063)      (1,527)        (455)        (162)
                                                   ---------    ---------    ---------    ---------    ---------

     Income available for fixed charges            $  92,772    $ 127,534    $ 155,714    $  43,120    $  41,412
                                                   =========    =========    =========    =========    =========

FIXED CHARGES
Interest expense                                   $  57,487    $  48,594    $  34,768    $  10,107    $  11,882
Minority partner preferred equity return               2,360        2,063        1,527          455          162
Capitalized interest                                   1,086          115          717           66          123
Interest portion of rent expense                       1,379        1,639        2,790          715          738
                                                   ---------    ---------    ---------    ---------    ---------

     Total fixed charges                           $  62,312    $  52,411    $  39,802    $  11,343    $  12,905
                                                   =========    =========    =========    =========    =========

Ratio of earnings to fixed charges                       1.5 x        2.4 x        3.9 x        3.8 x        3.2 x
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
                                                                Pro Forma             Pro Forma
                                                               Year Ended            Three months
                                                               December 31,         ended March 31,
                                                                   2000                  2001
                                                              --------------        ---------------
INCOME AVAILABLE FOR FIXED CHARGES
Income before income taxes and minority interest
     and extraordinary items                                  $  93,735                $ 30,314
Fixed Charges                                                   113,070                  27,280
Less capitalized interest                                          (717)                   (123)
                                                              ----------               ---------

     Income available for fixed charges                       $ 206,088                $ 57,471
                                                              ==========               =========

FIXED CHARGES
Interest expense                                              $ 109,442                $ 26,391
Capitalized interest                                                717                     123
Interest portion of rent expense                                  2,911                     766
                                                              ----------               ---------

     Total fixed charges                                      $ 113,070                $ 27,280
                                                              ==========               =========

Ratio of earnings to fixed charges                                  1.8 x                   2.1 x
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